U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2002

                       VOICE MOBILITY INTERNATIONAL, INC.
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                 (Name of Small Business Issuer in its Charter)


           NEVADA                                      33-0777819
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(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)




180-13777 Commerce Parkway, Richmond, British Columbia, Canada       V6V 2X3
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         (Address of Principal Executive Offices)                   (Zip Code)

                                 (604) 482-0000
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                           (Issuer's Telephone Number)

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Item 5. Other Events

     On March 1, 2002, Voice Mobility International, Inc. issued a news release announcing the appointment of Don Calder to its Board of Directors and the resignation of John Curry as a Director.


   Exhibit No                        Exhibits
   ----------                        --------

     99.1       News release of Voice Mobility International, Inc.
                Dated March 1, 2002.




                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VOICE MOBILITY INTERNATIONAL, INC.


Date: March 1, 2002                        by: /s/James Hutton
                                           --------------------------
                                           James Hutton
                                           President and Director

                                     EX-99.1
                                  News Release

                    VOICE MOBILITY APPOINTS NEW BOARD MEMBER

Vancouver, BC, CANADA - March 1, 2002 - Voice Mobility International, Inc. (TSE:
VMY, OTCBB: VMII and FWB: VMY), developer and provider of carrier grade enhanced messaging solutions, is pleased to welcome Don Calder to its Board of Directors. Mr. Calder is the Vice Chair of the Board and Executive Committee of the Vancouver 2010 Bid Corporation, which has the objective to win the right to host the Olympic Winter Games and Paralympic Games in 2010.

Mr. Calder holds a degree in Civil Engineering from McGill University and a Master of Business Administration from the University of British Columbia. A telecommunications veteran of nearly 30 years, Mr. Calder was CEO of BC Telecom from 1997 to 1999, which was the second largest Canadian telco at the time. Previously Mr. Calder was the Executive Vice President of Network and Operations at BC Telecom and Group Vice President of Marketing and Development with Stentor Resource Centre Inc. While at BC Telecom, Mr. Calder was responsible for negotiating and structuring the merger between BC Telecom and TELUS, which spawned the TELUS that exists today.

Among his other community commitments, he is chair of the VGH and UBC Hospital Foundation. Mr. Calder sits on the board of directors of the United Way of the Lower Mainland and was Chairman of the 1999 annual fundraising campaign prior to becoming CEO of the Bid Committee.

"Don brings his career long experience and knowledge in the Canadian and United States telecom industries to Voice Mobility. Additionally Don brings a customer perspective from one of Voice Mobility's largest target markets, the telecom market," commented Randy G. Buchamer, Chairman and CEO. "We are extremely proud to welcome him to our board."

"The need for next generation messaging solutions is just starting to show itself to the market. Voice Mobility's strategy, business direction and products are clearly attractive to carriers and service providers worldwide. I am excited to become an active member of Voice Mobility's board," said Mr. Calder.
Voice Mobility also announced the resignation of John Curry from the Board of Directors. The Company would like to thank Mr. Curry for his service as a Director and wish him well in his future endeavors.

About Voice Mobility
--------------------

Voice Mobility markets and develops next generation messaging solutions that provide all of the enhanced features and functionality of unified communications while ensuring integration with and replacement of existing voice messaging systems. Voice Mobility markets its software suite to telephone companies and service providers in mature markets and new, growth markets.

Voice Mobility's enhanced messaging solution offers a lower cost of system ownership (ability for carriers and service providers to cease spending capital on legacy equipment), seamless migration of paying customers from first generation systems to second generation technology, new revenue streams through the incremental marketing of enhanced features, and competitive differentiation. For Voice Mobility customers this means increased share of existing customer's wallet, increased customer loyalty and the ability to attract new customers with incremental services. For more information about Voice Mobility visit www.voicemobility.com.
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